Exhibit 12.2

CERTIFICATION PURSUANT TO RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Zhang Pingting, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Star Fashion Culture Holdings Limited; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2026

By:	/s/ Zhang Pingting
Name:	Zhang Pingting
Title:	Chief Financial Officer and Director (Principal Financial Officer)